                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 1999, except for Note 2 as to which the date is August 24, 1999, Note 19 as to which the date is October 18, 1999, and Note 20 as to which the date is December 16, 1999, included in the Registrant's Prospectus filed on February 2, 2000 with the Securities and Exchange Commission (File No. 333-87885).


/s/  PricewaterhouseCoopers LLP
     Hartford, Connecticut
     February 15, 2000